Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

February 2012 Performance Update

The Frontier Fund Supplement Dated February 29, 2012 to Prospectus Dated April 30, 2011 and the Supplement to the Prospectus

Dated January 31, 2012.

The Frontier Fund Class 1 Original

T H E  F RO N T I E R  F U N D ’ S  G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

February performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	February 29, 2012 MTD	February 29, 2012 YTD	NAV / Unit
Balanced Series-1	-1.19%	-2.75%	$121.08
Balanced Series-1a	-1.16%	-2.69%	$105.54
Berkeley/Graham/Tiverton Series-1	1.42%	0.42%	$91.40
Currency Series-1	-0.40%	-0.77%	$69.93
Long/Short Commodity Series-1	1.05%	-0.22%	$135.84
Winton/Graham Series-1	1.93%	2.31%	$107.15
Winton Series-1	-1.45%	-1.06%	$139.63

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

* The above table sets forth the actual performance for the Class and Series as of February 29, 2012. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(8,711,136.85)
Unrealized trading gain/(loss)	7,697,938.88
Less: commissions	(214,688.39)
Less: FCM fees	(104,427.74)
Foreign currency gain/(loss)	113,481.27
Interest income	28,915.72

Total Income	(1,189,917.11)
EXPENSES
Management fees	157,891.46
Incentive fees	337,539.52
Broker service fees	420,269.85

Total Expenses	915,700.83

Net Income (Loss)	$(2,105,617.94)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,462,390.98439	$179,186,014.31	122.53
Current month additions	351.89592	42,912.13
Current month redemptions	(25,224.80155)	(3,073,668.16)
Net Income (loss) for current month		(2,105,617.94)

Net Asset Value, end of current month	1,437,518.07876	$174,049,640.34	121.08

	Monthly rate of return		-1.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(97,650.43)
Unrealized trading gain/(loss)	86,365.82
Less: commissions	(2,466.44)
Less: FCM fees	(1,192.50)
Foreign currency gain/(loss)	930.69
Interest income	2,624.68

Total Income	(11,388.18)
EXPENSES
Trading fees	1,669.98
Management fees	1,808.83
Incentive fees	3,032.87
Broker service fees	4,799.51

Total Expenses	11,311.19

Net Income (Loss)	$(22,699.37)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	22,352.34215	2,386,589.39000	106.77
Current month additions	0.99605	105.86
Current month redemptions	(9,008.31860)	(955,596.19)
Net Income (loss) for current month		(22,699.37)

Net Asset Value, end of current month	13,345.01960	$1,408,399.69	105.54

	Monthly rate of return		-1.16%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,430,813.30
Unrealized trading gain/(loss)	(648,326.79)
Less: commissions	(57,826.94)
Less: FCM fees	(20,145.98)
Foreign currency gain/(loss)	2,231.15
Interest income	3,175.89

Total Income	709,920.63
EXPENSES
Management fees	144,640.10
Incentive fees	—
Broker service fees	81,515.88

Total Expenses	226,155.98

Net Income (Loss)	$483,764.65

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	380,443.00568	$34,284,630.02	90.12
Current month additions	35.87135	3,254.22
Current month redemptions	(8,236.65760)	(748,343.20)
Net Income (loss) for current month		483,764.65

Net Asset Value, end of current month	372,242.21943	$34,023,305.69	91.40

	Monthly rate of return		1.42%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	(4,233.74)
Less: FCM fees	(2,357.37)
Interest income	(79.27)

Total Income	(6,670.38)
EXPENSES
Management fees
Incentive fees
Broker service fees	9,593.30

Total Expenses	9,593.30

Net Income (Loss)	$(16,263.68)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	57,999.52004	$4,072,243.22	70.21
Current month additions	62.57557	4,400.41
Current month redemptions	(872.68920)	(60,963.85)
Net Income (loss) for current month		(16,263.68)

Net Asset Value, end of current month	57,189.40641	$3,999,416.10	69.93

	Monthly rate of return		-0.40%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(52,175.03)
Unrealized trading gain/(loss)	105,564.27
Less: commissions	(2,043.09)
Less: FCM fees	(1,549.89)
Foreign currency gain/(loss)	(182.50)
Interest income	4,212.80

Total Income	53,826.56
EXPENSES
Management fees	12,494.85
Incentive fees	1,198.08
Broker service fees	6,264.27

Total Expenses	19,957.20

Net Income (Loss)	$33,869.36

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	25,052.79857	$3,367,771.28	134.43
Current month additions	14.86689	2,022.63
Current month redemptions	(12,673.29316)	(1,720,051.40)
Net Income (loss) for current month		33,869.36

Net Asset Value, end of current month	12,394.37230	$1,683,611.87	135.84

	Monthly rate of return		1.05%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$924,881.23
Unrealized trading gain/(loss)	(311,393.04)
Less: commissions	(27,264.26)
Less: FCM fees	(14,117.76)
Foreign currency gain/(loss)	2,861.35
Interest income	4,685.07

Total Income	579,652.59
EXPENSES
Management fees	76,465.95
Incentive fees	1.68
Broker service fees	56,961.67

Total Expenses	133,429.30

Net Income (Loss)	$446,223.29

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	231,757.91020	$24,363,170.16	105.12
Current month additions	51.40059	5,456.60
Current month redemptions	(10,181.50952)	(1,068,007.10)
Net Income (loss) for current month		446,223.29

Net Asset Value, end of current month	221,627.80127	$23,746,842.95	107.15

	Monthly rate of return		1.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$12,082.31
Unrealized trading gain/(loss)	(421,852.53)
Less: commissions	(3,378.41)
Less: FCM fees	(22,266.61)
Foreign currency gain/(loss)	4,286.26
Interest income	29,911.36

Total Income	(401,217.62)
EXPENSES
Management fees	65,206.04
Incentive fees	(1,690.25)
Broker service fees	90,062.98

Total Expenses	153,578.77

Net Income (Loss)	$(554,796.39)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	269,650.92645	$38,208,237.61	141.70
Current month additions	134.09226	18,914.94
Current month redemptions	(2,105.06103)	(294,998.33)
Net Income (loss) for current month		(554,796.39)

Net Asset Value, end of current month	267,679.95768	$37,377,357.83	139.63

	Monthly rate of return		-1.45%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(12,132,892.09)
Unrealized trading gain/(loss)	10,727,772.65
Less: commissions	(298,857.32)
Less: FCM fees	(145,387.46)
Foreign currency gain/(loss)	157,706.00
Interest income	49,016.39

Total Income	(1,642,641.83)
EXPENSES
Trading fees	6,345.12
Management fees	219,823.84
Incentive fees	470,345.66
Broker service fees	425,069.36

Total Expenses	1,121,583.98

Net Income (Loss)	$(2,764,225.81)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	1,934,929.10930	$249,274,310.36	128.83
Current month additions	6,374.13577	801,666.22
Current month redemptions	(45,943.48568)	(5,650,342.78)
Net Income (loss) for current month		(2,764,225.81)

Net Asset Value, end of current month	1,895,359.75939	$241,661,407.99	127.50

	Monthly rate of return		-1.03%

* Please see your specific Class Statement of Income (Loss) for your unit value.

/s/ S. Brent Bales
To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Balanced Series

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,614,310.18
Unrealized trading gain/(loss)	(730,962.36)
Less: commissions	(65,257.38)
Less: FCM fees	(22,732.77)
Foreign currency gain/(loss)	2,517.36
Interest income	3,584.56

Total Income	801,459.59
EXPENSES
Management fees	163,197.28
Incentive fees	—
Broker service fees	81,515.88

Total Expenses	244,713.16

Net Income (Loss)	$556,746.43

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	419,813.82024	$38,655,812.82	92.08
Current month additions	35.87135	3,254.22
Current month redemptions	(9,008.47581)	(835,599.72)
Net Income (loss) for current month		556,746.43

Net Asset Value, end of current month	410,841.21578	$38,380,213.75	93.42

	Monthly rate of return		1.46%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$—
Unrealized trading gain/(loss)	(4,326.51)
Less: FCM fees	(2,403.14)
Interest income	(80.80)

Total Income	(6,810.45)
EXPENSES
Management fees	—
Incentive fees	—
Broker service fees	9,593.30

Total Expenses	9,593.30

Net Income (Loss)	$(16,403.75)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	58,898.92498	$4,150,949.41	70.48
Current month additions	62.57557	4,400.41
Current month redemptions	(891.45601)	(62,588.81)
Net Income (loss) for current month		(16,403.75)

Net Asset Value, end of current month	58,070.04454	$4,076,357.26	70.20

	Monthly rate of return		-0.40%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Currency Series

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(1,997,138.62)
Unrealized trading gain/(loss)	3,248,124.62
Less: commissions	(52,149.38)
Less: FCM fees	(81,122.77)
Foreign currency gain/(loss)	(4,946.07)
Interest income	113,759.10

Total Income	1,226,526.88
EXPENSES
Management fees	274,296.77
Incentive fees	29,373.14
Broker service fees	39,639.36

Total Expenses	343,309.27

Net Income (Loss)	$883,217.61

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	499,912.92289	$70,164,230.29	140.35
Current month additions	19,552.60073	2,825,791.86
Current month redemptions	(18,594.94690)	(2,593,719.13)
Net Income (loss) for current month		883,217.61

Net Asset Value, end of current month	500,870.57672	$71,279,520.63	142.31

	Monthly rate of return		1.40%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series

THE FRONTIER FUND WINTON/GRAHAM SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$1,151,372.26
Unrealized trading gain/(loss)	(385,080.73)
Less: commissions	(33,966.33)
Less: FCM fees	(17,563.64)
Foreign currency gain/(loss)	3,542.18
Interest income	5,830.00

Total Income	724,133.74
EXPENSES
Management fees	95,118.00
Incentive fees	—
Broker service fees	56,961.67

Total Expenses	152,079.67

Net Income (Loss)	$572,054.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	276,341.53108	$30,183,054.75	109.22
Current month additions	51.40059	5,456.60
Current month redemptions	(10,976.49046)	(1,173,637.50)
Net Income (loss) for current month		572,054.07

Net Asset Value, end of current month	265,416.44121	$29,586,927.92	111.47

	Monthly rate of return		2.06%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

February 29, 2012

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$15,654.76
Unrealized trading gain/(loss)	(551,996.59)
Less: commissions	(4,423.83)
Less: FCM fees	(29,154.97)
Foreign currency gain/(loss)	5,614.09
Interest income	39,165.02

Total Income	(525,141.52)
EXPENSES
Management fees	85,356.67
Incentive fees	(2,211.54)
Broker service fees	90,062.98

Total Expenses	173,208.11

Net Income (Loss)	$(698,349.63)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	*Aggregate Unit Value $’s per unit
Net Asset Value, end of prior month	340,206.24892	$49,985,130.22	146.93
Current month additions	134.09226	18,914.94
Current month redemptions	(2,105.06103)	(294,998.33)
Net Income (loss) for current month		(698,349.63)

Net Asset Value, end of current month	338,235.28015	$49,010,697.20	144.90

	Monthly rate of return		-1.38%

* Please see your specific Class Statement of Income (Loss) for your unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton Series